EXHIBIT 99.1

Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release:  August 4, 2010

MEISTER TO LEAVE ICAHN ENTERPRISES

New York, New York —  Icahn Enterprises (NYSE:IEP) announced today that Keith Meister, its Principal Executive Officer and Vice Chairman and Senior Managing Director of its Icahn Capital subsidiary, is resigning from Icahn Enterprises and affiliates.  Mr. Meister stated, “I have enjoyed tremendously working with Carl Icahn over the past 8 years. I appreciate all of the opportunities that I have had and look forward to staying in touch with him and the Icahn Team.”  Carl Icahn stated, “Keith Meister is a very talented individual whom I enjoyed working with.  I wish Keith the best of luck as he goes on to pursue other opportunities.”

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in seven primary business segments: Investment Management, Automotive, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.